Exhibit 16
June 21, 2005
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously principal accountants for Atlantic Coast Entertainment Holdings, Inc. and subsidiary (the Company) and, under the date of March 11, 2005, except for the last sentence in Note 5, which is as of March 29, 2005, we reported on the consolidated balance sheets of the Company as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2004 and for the period from inception (October 30, 2003) thru December 31, 2003. On June 15, 2005, we resigned. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated June 15, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statement that the Board of Directors of the Company is in the process of considering prospective replacement auditors.
Very truly yours,
/S/ KPMG LLP